ENERGIZER HOLDINGS, INC.
                       EXECUTIVE LONG TERM DISABILITY PLAN

                               I.     DEFINITIONS
1.1 "Affiliated Company" means Energizer Holdings, Inc., those domestic corporations in which Energizer Holdings, Inc. owns directly or indirectly more than 50% of the voting stock, or any other entity so designed by the Committee.

1.2 "Benefit Earnings" means the categories of compensation as set forth in Exhibit A.

1.3     "Board"  means  the  Board  of  Directors  of  Energizer  Holdings, Inc.

1.4     "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

1.5 "Committee" means the Committee appointed to administer the Plan, its designee, or any successor to such Committee.

1.6     "Company"  means  Energizer  Holdings,  Inc.

1.7 "Covered Employee" means an Employee who meets the requirements for coverage under the Plan pursuant to Section 2.1.

1.8 "Disability" means a finding by the Committee of a Participant's permanent and total disability.

1.9 "Employee" means a person employed by the Company or an Affiliated Company and who is one of a select group of management or highly-compensated employees.

1.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.11 "LTD Plan" means the Energizer Holdings, Inc. Long Term Disability Plan, as amended from time to time.

1.12 "Maximum Benefit Limitation" means the maximum monthly benefit payable pursuant to the LTD Plan taking into account any applicable reduction amount as defined in such LTD Plan.

1.13 "Monthly Benefit Earnings" means a Covered Employee's Benefit Earnings for a calendar year, divided by twelve months or by the number of months for which such Benefit Earnings were credited if less than twelve.

1.14 "Plan" means the Energizer Holdings, Inc. Executive Long Term Disability Plan, as amended from time to time.

                               II.     ELIGIBILITY
2.1     Covered Employees.  An Employee is eligible for coverage under this Plan
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     if  he  or  she:

(a) (1) is Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary or Treasurer of the Company or an Affiliated Company; a Vice President of an administrative or operating division of the Company or an Affiliated Company; a Chairman of the Board, Chief Executive Officer, President or Corporate Vice President of the Company or an Affiliated Company or

(2) is designated by the Chief Executive officer of the Company as eligible to participate in the Plan; and

(b)     is  enrolled  as  a  participant  in  the  LTD  Plan.

2.2     Effective Date of Coverage.  An Employee shall be deemed to be a Covered
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     Employee effective as of the date he or she first meets the requirements of
Section  2.1.

2.3     Termination of Coverage.  An Employee ceases to be a Covered Employee on
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     the  earlier  of  the  following  dates:

     (a) The date the Employee ceases to meet the requirements of Section 2.1(a); or

(b) The date the Employee is no longer enrolled for coverage under the LTD Plan. In the event the Employee reinstates coverage under the LTD Plan, and such Employee continues to satisfy the eligibility requirements of Section 2.1(a), coverage under this Plan shall be reinstated simultaneously with coverage under the LTD Plan.

                             III.     CONTRIBUTIONS
     No contributions shall be required of Covered Employees for coverage under this Plan.

                           IV.     DISABILITY BENEFITS
4.1     Amount  and  Form  of  Benefit.
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(a)     A  Covered  Employee  who is deemed to be disabled pursuant to the terms and conditions of the LTD Plan shall be entitled to receive a monthly benefit from the Plan which shall be equal to 66-2/3 percent of the Employee's earnings for the previous calendar year in excess of $160,000 or the amount specified in Code section 401(a)(17) as adjusted in accordance with Code section 401(a)(17)(B), for any calendar year.

(b) Benefits shall be payable to a disabled Covered Employee in monthly installments on the first day of each month as benefits from the LTD Plan are paid.

4.2     Termination of Benefit.  Benefits shall be payable pursuant to this Plan
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     for  the  period  of  time  benefits  are payable pursuant to the LTD Plan.

4.3     Benefit  Upon Divestiture of a Business.  In the event that the stock or
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all  or  substantially all of the assets of the Company or an Affiliated Company are sold to a purchaser ("Purchaser"), the Company reserves the right to transfer to such Purchaser its obligations to pay disability benefits with respect to any disabled Covered Employee who was employed by such Company or Affiliated Company. Upon the assumption of such obligations by the Purchaser, the Company shall guarantee the payment of such disability benefits in the event that the Purchaser fails to pay benefits consistent with the obligations it has assumed.

                              V.     MISCELLANEOUS
5.1     Obligations  Unfunded.  All  disability  benefits due a disabled Covered
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Employee  pursuant to the Plan are unfunded and unsecured and are payable out of the general funds of the Company. The Company shall make no provision for the funding or insuring of any benefits payable hereunder.

     The Company may, in its sole and absolute discretion, establish a grantor trust for the payment of benefits hereunder, the assets of which shall be at all times subject to the claims of creditors of the Company, as provided for in such trust, provided that such trust does not alter the characterization of the Plan as an unfunded plan for purposes of ERISA. Such trust shall make distributions in accordance with the terms of the Plan.

5.2     No Right to Continued Employment.  Neither the establishment of the Plan
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     nor the payment of any benefits thereunder nor any action of the Company or an Affiliated Company shall be held or construed to confer upon any person any legal right to be continued in the employ of the Company or an Affiliated Company.

5.3     Power  to Amend or Terminate.  The Board of Directors of the Company and
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the Committee are empowered to amend, modify or terminate this Plan at any time.

5.4     Transferability of Benefits.  The right to receive payment of disability
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     benefits  under  this  Plan  shall not be transferred, assigned or pledged.

5.5     Anticipation  of  Benefits.  A  disabled  Covered  Employee shall have a
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claim  upon  the  Company  or  an  Affiliated  Company only to the extent of the monthly payments, if any, due such Employee up to and including the then current month, and the Covered Employee shall not have a claim against the Company or an Affiliated Company for any subsequent monthly payment unless and until such payments shall become due and payable.

5.6     Taxes.  Disability  benefits  payable  under the Plan are taxable to the
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Covered  Employee.  Any  taxes required to be withheld under applicable federal, state or local tax laws or regulations may be withheld from any payment due hereunder.

5.7     Missouri  Law  to  Govern.  Except  to  the extent preempted by ERISA or
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other federal law, all questions pertaining to the interpretation, construction, administration, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Missouri.

5.8     Headings.  Headings  of  Articles  and sections of the Plan are inserted
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for  convenience  of  reference,  and  constitute  no  part  of  the  Plan.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer as of the _____ day of ______________________, 2000.

     ENERGIZER  HOLDINGS,  INC.

     By:

     Title:

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                            ENERGIZER HOLDINGS, INC.
                       EXECUTIVE LONG TERM DISABILITY PLAN

                                    EXHIBIT A